Exhibit 10.2

HIGH THROUGHPUT GENOMICS, INC.

2001 STOCK OPTION PLAN

1. Purposes of Plan. The purposes of this Plan, which shall be known as the High Throughput Genomics, Inc. 2001 Stock Option Plan and is hereinafter referred to as the “Plan”, are (i) to provide incentives for employees, directors, consultants and other individuals providing services to High Throughput Genomics, Inc. (the “Company”) and its subsidiary or parent corporations (within the respective meanings of Sections 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and referred to herein as “Subsidiary” and “Parent”, respectively, and such Parent and each Subsidiary are referred to herein individually as an “Affiliate” and collectively as “Affiliates”) by encouraging their ownership of the common stock, $.001 par value, of the Company (the “Stock”) and (ii) to aid the Company in retaining such employees, directors, consultants and other individuals upon whose efforts the Company’s success and future growth depends and in attracting other such employees, directors, consultants and individuals.

2. Administration. The Plan shall be administered by the Board of Directors, the Compensation Committee of the Board of Directors, or by any other committee designated by the Board of Directors to administer the Plan and composed of not less than two directors (the Board of Directors or the committee administering the Plan is herein after referred to as the “Committee”). For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

No Member of the Committee shall be liable for any act or omission with respect to his/her service on the Committee if he/she acts in good faith and in a manner he/she reasonably believes to be in or not opposed to the best interests of the Company.

3. Stock Available for Options. There shall be available for options under the plan total of 1,500,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

4. Eligibility. Options under the Plan may be granted to employees of the Company or any Affiliate, including officers or directors of the Company or any Affiliate, and to consultants and other individuals providing services to the Company or any Affiliate (each such grantee, an “Optionee”). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual’s present and potential contributions to the success of the Company and its Affiliates. Service as an employee, director, officer or consultant of or to the Company or any Affiliate shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an “employee” (as such term is used in Section 422 of the Code) of the Company or any Affiliate.

5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall not be less than the Market Value (as defined in Section 5(c) hereof) per share of Stock on the date of grant of the option. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

(b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

(c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash of a check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee for a period of at least six months prior to the date of exercise and having an aggregate Market Value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the “Market Value” per share of Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

(d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Affiliate, except in the following circumstances:

(i) If the Optionee’s employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any Affiliate, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee’s employment so terminates;

(ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above or the death of the Optionee while employed, the person or persons to whom the Optionee’s rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of such Optionee’s death to exercise any options which were exercisable by the Optionee at the time of such Optionee’s death. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate his/her employment at any time.

(e) Limitation on Transferability of Options. Except as provided in this Section 5(e), during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him/her and no option shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that during the lifetime of an Optionee, options held by such Optionee, other than incentive stock options, may be transferred to or for the benefit of a member of such Optionee’s immediate family. For purposes hereof, the term “immediate family” of an Optionee shall mean such Optionee’s spouse and children (both natural and adoptive), and the direct lineal descendants of such Optionee’s children.

(f) Adjustments for Change in Stock Subject to Plan. Subject to Section 5(g) hereof, in the event of (i) a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both or (ii) a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange therefor shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or such other corporation.

(g) Acceleration of Exercisability of Optios Upon Occurrence of Certain Events. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding Stock is changed into or exchanged for property (including cash), rights or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property or assets of the Company to, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the options granted under the Plan shall terminate, unless provision be made in writing in connection with such transaction for the continuation of the options, or the exchange of options granted under the Plan for options issued by the surviving corporation or another corporation, with appropriate adjustments in accordance with the provisions in Section 5(f) hereof, as to the number and kind of shares covered by outstanding options and the option price per share, in which event the options granted under the Plan shall continue in the manner and under the terms so provided. If the options granted under the Plan are to terminate as provided in this Section 5(g), Optionees shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of the options which would, but for this Section 5(g), not yet be exercisable. The foregoing shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

(h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute “incentive stock options” within the meaning of Section 422 of the Code; provided, however, that (a) the aggregate Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; and (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than 110% of the Market Value per share on the date of grant.

7. Amendment and Termination. The Board of Directors may at any time terminate or amend the Plan or any outstanding options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

8. Stockholder Approval of Plan. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Company’s state of incorporation, and no option granted hereunder shall be exercisable prior to such approval.

9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary, transferee or person entitled to act under Sections 5(d) or 5(e) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

10. Issuance, of Certificates; Legends. The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon the exercise of an option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

11. Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect.

12. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

HIGH THROUGHPUT GENOMICS, INC.

Stock Option Certificate

Under 2001 Stock Option Plan

Vesting Date:

Name of Optionee:

Number of Shares:

Price Per Share:

This is to certify that, effective on the date of grant specified above, the Stock Option Committee (the “Committee’’) of the Board of Directors of High Throughput Genomics, Inc. (the “Company’’) has granted to the above-named optionee (the ‘‘Optionee’’) an option to purchase from the Company, for the price per share set forth above, the number of shares of common stock, $.001 par value per share (the “Stock”), of the Company set forth above pursuant to the Company’s 2001 Stock Option Plan (the “Plan’’). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Plan. This option is intended to be treated as an “incentive stock option’’ within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code’’).

The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:

1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof, provided that it shall in no event be less than the Market Value per share of Stock on the date of grant.

2. Subject to the terms and conditions set forth herein, this option may be exercised to purchase shares of Stock covered by this option as to 6.25% of the total number of shares of Stock optioned on March 31, June 30, September 30 and December 31 of each year, commencing at the end of the quarter of the date of grant. This option shall terminate and no shares of Stock may be purchased hereunder more than ten years alter the date of grant.

3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or one of its parent or subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code, and such parent or subsidiary corporations referred to herein collectively as “Affiliates”) at the time of such exercise and shall have been so employed continuously since the date of grant of this option. For purposes of this option, service as a director, officer or consultant of the Company or any Affiliate shall be considered employment.

4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

(i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller:

(ii) the name or names in which the stock certificate or certificates are to be registered;

(iii) the address to which dividends, notices, reports, etc. are to be sent; and

(iv) the Optionee’s social security number.

Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee having a Market Value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of this option, the Market Value per share of Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. The Optionee shall not be entitled to any rights as a stockholder of the Company with respect to any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

6. This option is personal to the Optionee and during the Optionee’s lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

7. In the event that the Optionee’s employment with the Company or any Affiliate (hereinafter the “Optionee’s Employment’’) is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Stock subject hereto, only in the following circumstances:

(i) If the Optionee’s employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any Affiliate, this option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee’s employment so terminates; and

(ii) In the event of the death of the Optionee during the three month period after termination of the Optionee’s employment covered by (i) above or the death of the Optionee while employed, the person or persons to whom the Optionee’s rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of such Optionee’s death to exercise any options which were exercisable by the Optionee at the time of such Optionee’s death.

Notwithstanding the foregoing, this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof. The period of the Optionee’s service as a director or consultant to the Company or any Affiliate shall be deemed the period of employment for purposes of this Section 7.

8. This option does not confer on the Optionee any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company to determine the terms of the Optionee’s employment.

9. Subject to Section 10 hereof, in the event of (i) a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to this option, or in the option price per share, or both or (ii) a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange therefor shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or Such other corporation.

10. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding Stock is changed into or exchanged for property (including cash), rights or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property or assets of the Company to, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the options granted under the Plan shall terminate and Optionees shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of the options which would, but for this Section 10, not yet be exercisable. Notwithstanding the foregoing, in no event shall this option be exercisable after the date of termination of the exercise period of this option specified in Sections 2 and 7 hereof.

11. This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

12. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder.

13. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this option, that the Optionee (or any beneficiary or person entitled to act under Section 7 hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

14. All notices hereunder to the Company and the Optionee shall he delivered or mailed to the following addresses:

(i)	if to the Company:

High Throughput Genomics, Inc.
6296 E. Grant Road
Tucson, AZ 85712
Attention: Secretary

(ii)	if to the Optionee:

at the address specified below

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Company or to the Optionee, as applicable.

HIGH THROUGHPUT GENOMICS, INC.

By:
Name:
Title:

Accepted and Agreed to:

Name:

Signature:

Address: